                                                                  EXHIBIT 10.21








                           PURCHASE AND SALE AGREEMENT
                                 BY AND BETWEEN
                      CONTINENTAL SOUTHERN RESOURCES, INC.
                                       AND
                         CSOR PREFERRED LIQUIDATION, LLC

                                FEBRUARY 26, 2004

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

                                TABLE OF CONTENTS

         1.1      The Purchase and Sale...........................................................................1
         2.1      Closing Date....................................................................................2
         2.2      Closing Deliveries..............................................................................3
         3.1      Organization and Qualification..................................................................4
         3.2      Authorization; Validity and Effect of Agreement.................................................4
         3.3      No Conflict; Required Filings and Consents......................................................5
         3.4      Investment Intent...............................................................................5
         3.5      Brokers and Finders Fees........................................................................6
         4.1      Organization and Qualification..................................................................6
         4.2      Authorization; Validity and Effect of Agreement.................................................6
         4.3      No Conflict; Required Filings and Consents......................................................7
         4.4      Brokers and Finders.............................................................................7
         5.1      Access to Information...........................................................................7
         5.2      Confidentiality; No Solicitation................................................................7
         5.3      Best Efforts; Consents..........................................................................8
         5.4      Further Assurances..............................................................................9
         5.5      Public Announcements............................................................................9
         5.6      Notification of Certain Matters.................................................................9
         5.7      Prohibition on Trading in Securities...........................................................10
         6.1      Mutual Conditions to Obligations of the Company and CSOR Liquidation...........................10
         6.2      Conditions to Obligations of CSOR Liquidation..................................................12
         6.3      Conditions to Obligations of the Company.......................................................13
         7.1      Indemnification by CSOR Liquidation............................................................13
         7.2      Indemnification Procedures for Third-Party Claim...............................................14
         7.3      Indemnification Procedures for Non-Third Party Claims..........................................15
         7.4      Limitations on Indemnification.................................................................15
         7.5      Exclusive Remedy...............................................................................15
         8.1      Termination....................................................................................16
         8.2      Procedure and Effect of Termination............................................................16
         9.1      Entire Agreement...............................................................................17
         9.2      Amendment and Modifications....................................................................17
         9.3      Extensions and Waivers.........................................................................17
         9.4      Successors and Assigns.........................................................................17
         9.5      Survival of Representations, Warranties and Covenants..........................................18
         9.6      Headings; Definitions..........................................................................18
         9.7      Severability...................................................................................18
         9.8      Specific Performance...........................................................................18
         9.9      Expenses.......................................................................................18
         9.10     Notices........................................................................................18
         9.11     Governing Law..................................................................................19
         9.12     Arbitration....................................................................................19
         9.13     Counterparts...................................................................................19
         9.14     Certain Definitions............................................................................19


                                       i

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Exhibits

3.1 Certificate of Formation and Operating Agreement of CSOR Preferred Liquidation, LLC

2.2(a)(viii)(a)  Form of General Release (Individual)

2.2(a)(viii)(b)  Form of General Release (Entity)

                           PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT (the "Agreement"), is made and entered into this 26th day of February, 2004, by and between CONTINENTAL SOUTHERN RESOURCES, INC. a Nevada corporation (the "Company"), and CSOR PREFERRED LIQUIDATION, LLC, a Delaware limited liability company ("CSOR Liquidation").


                                    RECITALS

         WHEREAS, the Board of Directors of the Company and the Managers and Members of CSOR Liquidation have approved, and deem it advisable and in the best interests of their respective companies and stockholders or interest holders, as the case may be, to consummate the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the Company wishes to sell to CSOR Liquidation, and CSOR Liquidation wishes to purchase, certain assets of the Company (the "Asset Purchase") in exchange for all of the shares of Company preferred stock owned (or to be owned) by CSOR Liquidation (the transactions contemplated by this Agreement (other than those set forth in Section 6.1 hereof) are collectively referred to herein as the "Transactions").

         NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I


                              THE PURCHASE AND SALE

         1.1      THE PURCHASE AND SALE.

                  (a) Preliminary Transactions. Prior to the Closing (as defined in Section 2.1), CSOR Liquidation shall purchase 4,090,713 shares of the Company Series A Convertible Preferred Stock (the "Series A Convertible Preferred Stock") representing one hundred percent (100%) of the outstanding shares of Series A Preferred Stock and 20,212.23 shares of the Company Series B Convertible Preferred Stock (the "Series B Convertible Preferred Stock"; together with the Series A Convertible Preferred Stock, the "Company Preferred Shares") from the holders thereof, in consideration of which CSOR Liquidation shall issue to such holders membership interests in CSOR Liquidation.

                  (b) The Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Company shall sell, and CSOR Liquidation shall purchase, the following assets of the Company (the "Transferred Assets"):

                           (i)      One hundred percent (100%) of the Company's
ownership interests in BWP Gas, LLC (the "BWP Gas Interests");

                           (ii)     Eight Hundred Sixty-Four Thousand, Five
Hundred Sixty (864,560) shares of common stock, $.001 par value per share, of BPK Resources, Inc. ("BPK Resources"; such shares, the "BPK Shares");

                           (iii)    Four Hundred Thousand (400,000) shares of
common stock, $.0001 par value per share, of Trimedia Group, Inc. (the "Trimedia Shares"; together with the BWP Gas Interests and the BPK Shares, the "Securities");

                           (iv)     The note receivable due from CSR Hackberry,
LLC, dated August 12, 2002, with a principal balance of Twenty-Five Thousand Dollars ($25,000) (the "CSR Hackberry Receivable");

                           (v)      The note receivable due from Snipes, LLC,
dated June 27, 2002, and as amended April 11, 2003, and October 30, 2003, in the principal amount of One Hundred Twenty-Two Thousand Five Hundred Dollars ($122,500) (the "Snipes Receivable");

                           (vi)     The subscription receivable due from FEQ
Investments, Inc., dated September 30, 2002, in the principal amount of One Hundred Seventy-Five Thousand Dollars ($175,000) (the "FEQ Receivable");

                           (vii)    The subscription receivable due from GWR
Trust, dated September 30, 2002, in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "GWR Receivable"); and

                           (viii)   The note receivable due from BPK Resources,
dated January 15, 2003, with a principal balance of Six Hundred Seventy Thousand Dollars ($670,000) (the "BPK Receivable"; together with the CSR Hackberry Receivable, the Snipes Receivable, the FEQ Receivable and the GWR Receivable, the "Receivables").

                  (c) Purchase Price. In consideration for the sale of the Transferred Assets by the Company to CSOR Liquidation and for other covenants and agreements of the Company contained herein, CSOR Liquidation shall transfer and convey to the Company, free and clear of all Liens, the Company Preferred Shares.


                                   ARTICLE II

                                   THE CLOSING

         2.1      CLOSING DATE.

                  The closing of the Transactions (the "Closing") shall take place at a time and on a date to be specified by the parties (the "Closing Date") at the offices of Spector Gadon & Rosen, P.C., 1635 Market Street, Philadelphia, Pennsylvania 19103, or at such other place as may be mutually agreed upon in writing by the parties hereto.

         2.2      CLOSING DELIVERIES.

                  (a) At the Closing, CSOR Liquidation shall deliver or cause to be delivered to the Company the following documents:

                           (i)      Stock certificates evidencing all of the
shares of Company Preferred Shares duly endorsed for transfer or accompanied by duly executed stock powers;

                           (ii)     Any outstanding shareholder agreements
relating to the Company Preferred Shares;

                           (iii)    The certificate described in Section 6.3(c);

                           (iv)     An incumbency certificate signed by the
Manager of CSOR Liquidation dated at or about the Closing Date;

                           (v)      A  certificate of good standing from the
Secretary of State of the State of Delaware, dated at or about the Closing Date, to the effect that CSOR Liquidation is in good standing under the laws of said state;

                           (vi)     Certificate of Formation of CSOR Liquidation
certified by the Secretary of State of the State of Delaware at or about the Closing Date and the Operating Agreement of CSOR Liquidation certified by the Manager of CSOR Liquidation at or about the Closing Date;

                           (vii)    Manager resolutions and, if required under
CSOR Liquidation's formation documents or applicable Delaware law, Member resolutions, of CSOR Liquidation dated at or about the Closing Date authorizing the Transactions, certified by the Manager of CSOR Liquidation;

                           (viii)   General releases executed by CSOR
Liquidation and each of the Members, which releases shall be substantially in the form attached hereto as Exhibit 2.2(a)(viii)(a), in the case of Members who are individuals, and Exhibit 2.2(a)(viii)(b), in the case of CSOR Liquidation and Members who are entities; and

                           (ix)     Such other documents, instruments and
consents required to consummate the Transactions and to comply with the terms hereof.

                  (b) At the Closing, the Company shall deliver or cause to be delivered to CSOR Liquidation the following documents:

                           (i)      Certificates evidencing all of the
Securities duly endorsed for transfer or accompanied by duly executed stock powers;

                           (ii)     Agreements evidencing the assignment of the
Receivables to CSOR Liquidation;

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                           (iii)    The certificate described in Section 6.2(c);

                           (iv)     An  incumbency certificate signed by all of
the executive officers of the Company dated at or about the Closing Date;

                           (v)      A  certificate of good standing from the
Secretary of State of the State of Nevada, dated at or about the Closing Date, to the effect that the Company is in good standing under the laws of said state;

                           (vi)     Board resolutions of the Company dated at or
about the Closing Date authorizing the Transactions, certified by the Secretary of the Company; and

                           (vii)    Such other documents, instruments and
consents required to consummate the Transactions and to comply with the terms hereof.

                  (b) Each of the parties to this Agreement shall have otherwise executed whatever documents and agreements, provided whatever consents or approvals and shall have taken all such other actions as are required under this Agreement.


                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF CSOR LIQUIDATION

                  CSOR Liquidation hereby makes the following representations and warranties to the Company.

         3.1      ORGANIZATION AND QUALIFICATION.

                  CSOR Liquidation is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to own and operate its businesses as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect. CSOR Liquidation is duly qualified as a foreign entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not, individually or in the aggregate, have a Material Adverse Effect. CSOR Liquidation has no subsidiaries. True, correct and complete copies of the Certificate of Formation and Operating Agreement of CSOR Liquidation, as amended the date, are attached hereto as Exhibit 3.1.

         3.2      AUTHORIZATION; VALIDITY AND EFFECT OF AGREEMENT.

                  CSOR Liquidation has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by CSOR Liquidation and the performance by CSOR Liquidation of its obligations hereunder and the consummation of the Transactions have been duly authorized by its Managers and Members and all other necessary company action on the part of CSOR Liquidation and no other company proceedings on the part of CSOR Liquidation are necessary to authorize this Agreement and the Transactions. This Agreement has been duly and validly executed and delivered by CSOR Liquidation and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of CSOR Liquidation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         3.3      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  Neither the execution and delivery of this Agreement by CSOR Liquidation nor the performance by CSOR Liquidation of its obligations hereunder, nor the consummation of the Transactions, will: (i) conflict with CSOR Liquidation's Certificate of Formation or Operating Agreement; (ii) violate any statute, law, ordinance, rule or regulation applicable to CSOR Liquidation or any of the properties or assets of CSOR Liquidation; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of CSOR Liquidation under, or result in the creation or imposition of any Liens upon any properties, assets or business of CSOR Liquidation under, any material contract or any order, judgment or decree to which CSOR Liquidation is a party or by which CSOR Liquidation or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect or would not prevent the consummation of this Agreement or the Transactions.

         3.4      INVESTMENT INTENT.

                  The BWP Gas Interests and the BPK Shares (the "Restricted Securities") being acquired in connection with the Transactions are being acquired for CSOR Liquidation's own account for investment purposes only and not with a view to, or with any present intention of, distributing or reselling any of such Restricted Securities. CSOR Liquidation acknowledges and agrees that the Restricted Securities have not been registered under the Securities Act or under any state securities laws, and that the Restricted Securities may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and applicable state securities laws, except pursuant to an available exemption from such registration. CSOR Liquidation also acknowledges and agrees that neither the SEC nor any securities commission or other Governmental Authority has (a) approved the transfer of the Restricted Securities or passed upon or endorsed the merits of the transfer of the Restricted Securities, this Agreement or the Transactions; or (b) confirmed the accuracy of, determined the adequacy of, or reviewed this Agreement. CSOR Liquidation has such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that it is capable of evaluating the merits and risks of this investment in the Restricted Securities, and CSOR Liquidation has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon the Company for legal or tax advice related to this investment. Each of the Members of CSOR Liquidation is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act.

         3.5      BROKERS AND FINDERS FEES.

                  Neither CSOR Liquidation nor any of its officers, directors, employees or managers has employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders fees in connection with the Transactions for which CSOR Liquidation has or could have any liability.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby makes the following representations and warranties to CSOR Liquidation:

         4.1      ORGANIZATION AND QUALIFICATION.

                  The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of its organization, with the corporate power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect. The Company is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a Material Adverse Effect.

         4.2      AUTHORIZATION; VALIDITY AND EFFECT OF AGREEMENT.

                  The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder and the consummation of the Transactions have been duly authorized by its Board of Directors and all other necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Transactions. This Agreement has been duly and validly executed and delivered by the Company and, assuming that it has been duly authorized, executed and delivered by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         4.3      NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                  Neither the execution and delivery of the Agreement by the Company nor the performance by the Company of its obligations hereunder, nor the consummation of the Transactions, will: (i) conflict with the Company's Articles of Incorporation or Bylaws; (ii) violate any statute, law, ordinance, rule or regulation, applicable to the Company or any of the properties or assets of the Company; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of the Company, or result in the creation or imposition of any Lien upon any properties, assets or business of the Company under, any material contract or any order, judgment or decree to which the Company is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and
  (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a material adverse effect on its obligation to perform its covenants under this Agreement.

         4.4      BROKERS AND FINDERS.

                  Neither the Company nor any of its officers, directors, employees or managers has employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with the Transactions for which the Company has or could have any liability.


                                    ARTICLE V

                                CERTAIN COVENANTS

         5.1      ACCESS TO INFORMATION.

                  At all times prior to the Closing or the earlier termination of this Agreement in accordance with the provisions of Article VIII, and in each case subject to Section 5.2 below, each party hereto shall provide to the other party (and the other party's authorized representatives) reasonable access during normal business hours and upon reasonable prior notice to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party, provided that the party granted such access shall not interfere unreasonably with the operation of the business conducted by the party granting access, and provided that no such access need be granted to privileged information or any agreements or documents subject to confidentiality agreements.

         5.2      CONFIDENTIALITY; NO SOLICITATION.

                  (a) Confidentiality. Each party shall hold, and shall cause its respective Affiliates and representatives to hold, all Confidential Information made available to it in connection with the transactions contemplated under this Agreement in strict confidence, shall not use such information except for the sole purpose of evaluating the Transactions and shall not disseminate or disclose any of such information other than to its directors, officers, managers, employees, shareholders, interest holders, Affiliates, agents and representatives, as applicable, who need to know such information for the sole purpose of evaluating the Transactions and with respect to representatives, advisors and Affiliates of the Persons involved in the transactions described in Section 6.1, including potential investors in the contemplated private offering of the Company's common stock, par value $.001 per share ("Common Stock") (each of whom shall be informed in writing by the disclosing party of the confidential nature of such information and directed by such party in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Article VIII, each party shall immediately return to the other party all such information, all copies thereof and all information prepared by the receiving party based upon the same. The above limitations on use, dissemination and disclosure shall not apply to Confidential Information that (i) is learned by the disclosing party from a third party entitled to disclose it; (ii) becomes known publicly other than through the disclosing party or any third party who received the same from the disclosing party, provided that the disclosing party had no Knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by the parties; or (iv) is disclosed with the express prior written consent thereto of the other party. The parties shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this subsection (a). Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party, at the expense of the non-disclosing party, in obtaining a protective or similar order with respect to such information; and (iii) provide only that amount of information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

                  (b) No Solicitation. Except as otherwise contemplated in this Agreement, CSOR Liquidation shall not, directly or indirectly, solicit any inquiries or proposals for, or enter into or continue or resume any discussions with respect to or enter into any negotiations or agreements relating to the sale or exchange of the Company Preferred Shares. CSOR Liquidation shall promptly notify the Company if any such proposal or offer, or any inquiry or contact with any Person or entity with respect thereto, is made.



         5.3      BEST EFFORTS; CONSENTS.

                  Subject to the terms and conditions herein provided, each of the Company and CSOR Liquidation agrees to use all reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated under this Agreement and to cooperate with the others in connection with the foregoing, including using its reasonable efforts to (i) obtain all waivers, consents and approvals from other parties to loan agreements, leases, mortgages and other contracts necessary for the consummation of the Transactions, (ii) make all filings with, and obtain all consents, approvals and authorizations that are required to be obtained from, Governmental Authorities, (iii) lift or rescind any injunction, restraining order, decree or other order adversely affecting the ability of the parties hereto to consummate such transactions,
(iv) effect all necessary registrations and filings and submissions of information requested by Governmental Authorities, and (v) fulfill all conditions to this Agreement. Each of the Company and CSOR Liquidation shall use all reasonable efforts to prevent the entry, enactment or promulgation of any threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate such transactions.

         5.4      FURTHER ASSURANCES.

                  Subject to Section 5.3, each of the parties hereto agrees to use its reasonable best efforts before and after the Closing Date to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated under this Agreement, including, but not limited to (i) the satisfaction of the conditions precedent to the obligations of any of the parties hereto; (ii) to the extent consistent with the obligations of the parties set forth in Section 5.3, the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder; and (iii) the execution and delivery of such instruments, and the taking of such other actions, as the other party hereto may reasonably require in order to carry out the intent of this Agreement.

         5.5      PUBLIC ANNOUNCEMENTS.

                  The Company and CSOR Liquidation shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereunder, and shall not issue any other press release or make any other public statement without prior consent of the other parties, except as may be required by law or, with respect to the Company, by obligations pursuant to rule or regulation of the Exchange Act, the Securities Act, any rule or regulation promulgated thereunder or any rule or regulation of the National Association of Securities Dealers.


         5.6      NOTIFICATION OF CERTAIN MATTERS.

                  Each party hereto shall promptly notify the other party in writing of any events, facts or occurrences that would result in any breach of any representation or warranty or breach of any covenant by such party contained in this Agreement.

         5.7      PROHIBITION ON TRADING IN SECURITIES.

                  CSOR Liquidation acknowledges that information concerning the matters that are the subject matter of this Agreement may constitute material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any Person who has received material non-public information relating to the Company from purchasing or selling securities of the Company, or from communicating such information to any Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell securities of the Company. Accordingly, until such time as any such non-public information has been adequately disseminated to the public, CSOR Liquidation shall not purchase or sell any securities of the Company, or communicate such information to any other Person.

         5.8      PREFERRED STOCK

                  CSOR Liquidation covenants and agrees that, on or prior to the Closing Date:

                  (a) CSOR Liquidation shall (i) have good and marketable title to all of the Company Preferred Shares and (ii) be the sole record and beneficial owner of all of the Company Preferred Shares, free and clear of any Liens;

                  (b) With the exception of this Agreement, there shall be no outstanding (i) options, warrants, agreements, conversion rights, preemptive rights, or other rights to purchase or otherwise acquire any Company Preferred Shares, or (ii) obligations of any Person to purchase, redeem or otherwise acquire any Company Preferred Shares; and

                  (c) There shall be no (i) voting trusts or other agreements or understandings to which CSOR Liquidation shall be a party with respect to the voting of the Company Preferred Shares, or (ii) indebtedness of CSOR Liquidation having general voting rights issued and outstanding.


                                   ARTICLE VI

                  CONDITIONS TO CONSUMMATION OF THE TRANSACTION

         6.1      MUTUAL CONDITIONS TO OBLIGATIONS OF THE COMPANY AND CSOR
                  LIQUIDATION.

                  The obligations of the Company and CSOR Liquidation to consummate the Transactions shall be subject to the fulfillment, or written waiver by each of the Company and CSOR Liquidation, at or prior to the Closing, of each of the following conditions:

                  (a) Trident Growth Fund, L.P. ("Trident") shall receive (i) an aggregate of approximately 375,000 shares of Common Stock in full satisfaction and release of all amounts, liabilities and obligations due and owing by Parent to Trident under that certain First Amended Loan Agreement between the Company and Trident, the First Amended Security Agreement between the Company and Trident and the 6% Secured Convertible Promissory Note in the principal amount of $600,000, all dated July 29, 2003 (collectively, the "Trident 2003 Loan Documents"), and (ii) $1,500,000 cash, payable in good funds, in full satisfaction and release of all amounts, liabilities and obligations due and owing by the Company to Trident under that certain Loan Agreement between the Company and Trident, the Security Agreement between the Company and Trident and the 12% Secured Convertible Promissory Note in the principal amount of $1,500,000, all dated April 5, 2002 (the "Trident 2002 Loan Documents," and together with the Trident 2003 Loan Documents, the "Trident Loan Documents"). In connection with the foregoing, Trident shall deliver and surrender to the Company (i) the original promissory notes issued by the Company in connection with the Trident Loan Documents, (ii) a release of the Company from any and all obligations under the Trident Loan Documents, and (iii) any other documentation necessary to facilitate the termination and release of all Liens on any asset of the Company;

                  (b) Michael P. Marcus ("Marcus") shall convert the full $1,550,000 principal amount due under the 12% convertible promissory notes issued by the Company to Marcus, dated October 18 and 30, 2002, and all accrued interest due thereunder, into shares of Common Stock. In connection with the foregoing, Marcus shall deliver and surrender to the Company (i) the original promissory notes issued by the Company in connection with the underlying loan documents, (ii) a release of the Company from any and all obligations under the underlying loan documents, and (iii) any other documentation necessary to facilitate the termination and release of all Liens on any asset of the Company;

                  (c) The holders of all of the Company's outstanding shares of Series C Convertible Preferred Stock (the "Series C Preferred Stock") shall enter into an agreement with the Company, pursuant to which, on or prior to Closing, they will convert their shares of Series C Preferred Stock, and waive certain registration rights and other rights of such holders under such agreements;

                  (d) The Company, CSOR Acquisition Corp. and NSNV, Inc. ("North Sea") shall enter into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which, on or prior to Closing, North Sea shall merge with and into CSOR Acquisition Corp., with the separate corporate existence of North Sea ceasing and CSOR Acquisition Corp. continuing as the surviving corporation (the "Merger");

                  (e) The Company shall purchase from RAM Trading Limited all of the shares of Series B Convertible Preferred Stock currently owned by Lancer Offshore, Inc. and approximately 14,100,000 shares of Common Stock currently owned by Lancer Offshore, Inc. and Lancer Partners, L.P.;

                  (f) The Company shall complete a private offering of Common Stock for a minimum of $35,000,000 of gross proceeds (the "Equity Offering");

                  (g) The Company shall have entered into employment agreements with each of William L. Transier and John N. Seitz;

                  (h) The Company shall purchase the limited partnership interest in Knox-Miss Partners, L.P. held by RAM Trading, Inc.;

                  (i) No domestic or foreign governmental or regulatory agency, authority, bureau, commission, department, official or similar body or instrumentality thereof, or any governmental court, arbitral tribunal located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, decree, judgment, injunction or other order, whether temporary, preliminary or permanent which is then in effect and has the effect of making the Closing illegal or otherwise prohibiting consummation of the Closing; provided, that the parties use reasonable commercial efforts to challenge any decree, judgment or injunction or other order that is not final and non-applicable, but in no event will any party be required to expend in excess of $10,000 [SEEMS LOW] with respect to such challenge; and

                  (j) There shall not be pending, instituted or threatened by any Person or Governmental Authority any suit, action, investigation or proceeding seeking to (i) alter, prevent, materially delay, restrain or prohibit the consummation of the Merger, the Equity Offering or the other transactions contemplated by this Agreement, (ii) obtain from the Company any damages that would have, or could reasonably be expected to have, a Material Adverse Effect on the Company, or (iii) seeking to prohibit or limit the ownership or operation by the Company of its businesses or assets in a manner that would have, or could reasonably be expected to have, a Material Adverse Effect on the Company.

         6.2      CONDITIONS TO OBLIGATIONS OF CSOR LIQUIDATION.

                  The obligations of CSOR Liquidation to consummate the Transactions shall be subject to the fulfillment, or written waiver by CSOR Liquidation, at or prior to the Closing, of each of the following conditions:

                  (a) The representations and warranties of the Company set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

                  (b) The Company shall have performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date;

                  (c) There shall be delivered to CSOR Liquidation an officer's certificate of the Company to the effect that the conditions set forth in
Section 6.2(a) and (b) have been satisfied; and

                  (d) The Company shall have made all the deliveries required of the Company under Section 2.2(a).

         6.3      CONDITIONS TO OBLIGATIONS OF THE COMPANY.

                  The obligations of the Company to consummate the Transactions shall be subject to the fulfillment, or written waiver by the Company, at or prior to the Closing of each of the following conditions:

                  (a) The representations and warranties of CSOR Liquidation set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

                  (b) CSOR Liquidation shall have performed and complied in all material respects with all covenants, conditions, obligations and agreements required by this Agreement to be performed or complied with by CSOR Liquidation on or prior to the Closing Date, except that CSOR Liquidation shall have performed and complied in all respects with the covenants, conditions, obligations and agreements contained in Section 5.8;

                  (c) There shall be delivered to the Company a certificate of the Manager of CSOR Liquidation to the effect that the conditions set forth in
Section 6.2(a) and (b) hereof have been satisfied;

                  (d) CSOR Liquidation shall have made all the deliveries required of CSOR Liquidation under Section 2.2(b); and

                  (e) The Company shall have completed a due diligence review of the business, operations, financial condition and prospects of CSOR Liquidation and shall have been satisfied with the results of its due diligence review in its sole and absolute discretion.


                                   ARTICLE VII

                                 INDEMNIFICATION

         7.1      INDEMNIFICATION BY CSOR LIQUIDATION.

                  From and after the Closing Date, CSOR Liquidation shall indemnify and hold harmless the Company and its respective officers and directors (each an "Indemnified Party"), from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") suffered by such Indemnified Party resulting from or arising out of (i) any inaccuracy in or breach of any of the representations or warranties made by CSOR Liquidation herein, in any certificate, or in any other document delivered herewith or otherwise required hereby at the time they were made, and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the Closing Date, (ii) any breach or nonfulfillment of any covenants or agreements made by CSOR Liquidation, and
(iii) any misrepresentation made by CSOR Liquidation, in each case as made herein or in the Exhibits annexed hereto or in any closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by CSOR Liquidation pursuant hereto or in connection with the Transactions.

         7.2      INDEMNIFICATION PROCEDURES FOR THIRD-PARTY CLAIM.

                  (a) Upon obtaining Knowledge of any Claim by a third party which has given rise to, or is expected to give rise to, a claim for indemnification hereunder, the Company shall give written notice ("Notice of Claim") of such claim or demand to CSOR Liquidation, specifying in reasonable detail such information as the Indemnified Party may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). Subject to the limitations set forth in Section 7.2(b) hereof, no failure or delay by the Company in the performance of the foregoing shall reduce or otherwise affect the obligation of CSOR Liquidation to indemnify and hold the Indemnified Party harmless, except to the extent that such failure or delay shall have actually adversely affected CSOR Liquidation's ability to defend against, settle or satisfy any Claims for which the Indemnified Party entitled to indemnification hereunder.

                  (b) If the claim or demand set forth in the Notice of Claim given by the Company pursuant to Section 7.2(a) hereof is a claim or demand asserted by a third party, CSOR Liquidation shall have fifteen (15) days after the date on which Notice of Claim is given to notify the Company in writing of its election to defend such third party claim or demand on behalf of the Indemnified Party. If CSOR Liquidation elects to defend such third party claim or demand, the Company shall make available to CSOR Liquidation and its agents and representatives all records and other materials that are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist CSOR Liquidation in the defense of, such third party claim or demand, and so long as CSOR Liquidation is defending such third party claim in good faith, the Indemnified Party shall not pay, settle or compromise such third party claim or demand. If CSOR Liquidation elects to defend such third party claim or demand, the Indemnified Party shall have the right to participate in the defense of such third party claim or demand, at such Indemnified Party's own expense. In the event, however, that such Indemnified Party reasonably determines that representation by counsel to CSOR Liquidation of both CSOR Liquidation and such Indemnified Party could reasonably be expected to present counsel with a conflict of interest, then the Indemnified Party may employ separate counsel to represent or defend it in any such action or proceeding and CSOR Liquidation will pay the fees and expenses of such counsel. If CSOR Liquidation does not elect to defend such third party claim or demand or does not defend such third party claim or demand in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at CSOR Liquidation's expense, to defend such third party claim or demand; provided, however, that (i) such Indemnified Party shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; (ii) such Indemnified Party's defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of CSOR Liquidation under the agreements of indemnification set forth in this Article VII; and (iii) such Indemnified Party may not settle any claim without the consent of CSOR Liquidation, which consent shall not be unreasonably withheld or delayed.

                  (c) CSOR Liquidation and the Company and the other Indemnified Party, if any, shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to this Article VII, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

                  (d) Except for third party claims being defended in good faith, CSOR Liquidation shall satisfy its obligations under this Article VII in respect of a valid claim for indemnification hereunder which is not contested by CSOR Liquidation in good faith in cash within thirty (30) days after the date on which Notice of Claim is given.

         7.3      INDEMNIFICATION PROCEDURES FOR NON-THIRD PARTY CLAIMS.
                  In the event any Indemnified Party should have an indemnification claim against CSOR Liquidation under this Agreement that does not involve a claim by a third party, the Indemnified Party shall promptly deliver notice of such claim to CSOR Liquidation in writing and in reasonable detail. The failure by any Indemnified Party to so notify CSOR Liquidation shall not relieve CSOR Liquidation from any liability that it may have to such Indemnified Party, except to the extent that CSOR Liquidation has been actually prejudiced by such failure. If CSOR Liquidation does not notify the Indemnified Party within fifteen (15) Business Days following its receipt of such notice that CSOR Liquidation disputes such claim, such claim specified by CSOR Liquidation in such notice shall be conclusively deemed a liability of CSOR Liquidation under this Article VII and CSOR Liquidation shall pay the amount of such liability to the Indemnified Party on demand, or in the case of any notice in which the amount of the claim is estimated, on such later date when the amount of such claim is finally determined. If CSOR Liquidation disputes its liability with respect to such claim in a timely manner, CSOR Liquidation and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be submitted to arbitration pursuant to Section 9.12.

         7.4      LIMITATIONS ON INDEMNIFICATION.

                  No claim for indemnification under this Article VII shall be asserted by, and no liability for such indemnify shall be enforced against, CSOR Liquidation to the extent the Indemnified Party has theretofore received indemnification or otherwise been compensated for such Claim. In the event that an Indemnified Party shall later collect any such amounts recovered under insurance policies with respect to any Claim for which it has previously received payments under this Article VII from CSOR Liquidation, such Indemnified Party shall promptly repay to CSOR Liquidation such amount recovered.

         7.5      EXCLUSIVE REMEDY.

                  The indemnification provisions of this Article VII (i) shall be the exclusive remedy following the Closing with respect to breaches thereof,
(ii) shall apply without regard to, and shall not be subject to, any limitation by reason of set-off, limitation or otherwise and (iii) are intended to be comprehensive and not to be limited by any requirements of law concerning prominence of language or waiver of any legal right under any law (including, without limitation, rights under any workers compensation statute or similar statute conferring immunity from suit). The obligations of the parties set forth in this Article VII shall be conditioned upon the Closing having occurred.

                                  ARTICLE VIII

                                   TERMINATION

         8.1      TERMINATION.

                  This Agreement may be terminated at any time prior to the
Closing:

                  (a) by mutual consent of the Company and CSOR Liquidation;

                  (b) by the Company or CSOR Liquidation if any Governmental Authority shall have issued an injunction, order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting any material portion of the Transactions and such injunction, order, decree, ruling or other action shall have become final and nonappealable;

                  (c) by the Company or CSOR Liquidation upon written notice to the other party if any of the conditions to the Closing set forth in Section 6.1 shall have become incapable of fulfillment by [APRIL 30, 2004], and shall not have been waived in writing by the Company or CSOR Liquidation, respectively;

                  (d) by the Company upon written notice to CSOR Liquidation if any of the conditions to the Closing set forth in Section 6.3 shall have become incapable of fulfillment by [APRIL 30, 2004], and shall not have been waived in writing by the Company; or

                  (e) by CSOR Liquidation upon written notice to the Company if any of the conditions to the Closing set forth in Section 6.2 shall have become incapable of fulfillment and shall not have been waived in writing by CSOR Liquidation.

         8.2      PROCEDURE AND EFFECT OF TERMINATION.

                  In the event of termination of this Agreement pursuant to
Section 8.1 hereof, written notice thereof shall forthwith be given by the terminating party to the other party, and, except as set forth below, this Agreement shall terminate and be void and have no effect and the Transactions shall be abandoned without any further action by the parties hereto; provided that, if such termination shall result from the failure of a party to perform a covenant, obligation or agreement in this Agreement or from the breach by the Company or CSOR Liquidation of any representation or warranty contained herein, such party shall be fully liable for any and all damages incurred or suffered by the other party as a result of such failure or breach. If this Agreement is terminated as provided herein:

                  (a) each party hereto shall redeliver, and shall cause its agents (including, without limitation, attorneys and accountants) to redeliver, all documents, work papers and other material of each party hereto relating to the Transactions, whether obtained before or after the execution hereof; and

                  (b) each party agrees that all Confidential Information received by the Company or CSOR Liquidation with respect to the other party, this Agreement or the transactions contemplated hereunder (including those set forth in Section 6.1) shall be kept confidential notwithstanding the termination of this Agreement.


                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1      ENTIRE AGREEMENT.

                  This Agreement and the Schedules and Exhibits hereto contain the entire agreement between the parties and supercede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         9.2      AMENDMENT AND MODIFICATIONS.

                  This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

         9.3      EXTENSIONS AND WAIVERS.

                  At any time prior to the Closing, the parties hereto entitled to the benefits of a term or provision may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument or instruments in writing signed by the party against whom enforcement of any such extension or waiver is sought. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement.

         9.4      SUCCESSORS AND ASSIGNS.

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that no party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party hereto. Except as provided in Article VII, nothing in this Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.5      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  The representations and warranties contained herein shall survive the Closing and shall thereupon terminate twelve (12) months from the Closing, except that the representations contained in Sections 3.1, 3.2, 4.1 and
4.2 shall survive indefinitely. All covenants, conditions, obligations and agreements contained herein which by their terms contemplate actions following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms. The covenants, conditions, obligations and agreements contained in Section 5.8 shall survive indefinitely. All other covenants, conditions, obligations and agreements contained herein shall not survive the Closing and shall thereupon terminate.

         9.6      HEADINGS; DEFINITIONS.

                  The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

         9.7      SEVERABILITY.

                  If any provision of this Agreement or the application thereof to any Person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall remain in full force and effect and shall be reformed to render the Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties.

         9.8      SPECIFIC PERFORMANCE.

                  The parties hereto agree that in the event that any party fails to consummate the Transactions in accordance with the terms of this Agreement, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance in such event, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or in equity.

         9.9      EXPENSES.

                  Whether or not the Transactions are consummated, and except as otherwise expressly set forth herein, all legal and other costs and expenses incurred in connection with the Transactions shall be paid by the party incurring such expenses and shall be paid at the Closing.

         9.10     NOTICES.

                  All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below.



         If to the Company:                                       with a copy to:
         -----------------                                        --------------

         Continental Southern Resources, Inc.                  Spector Gadon & Rosen, P.C.
         111 Presidential Boulevard                            1635 Market Street, 7th Floor
         Suite 158A                                            Philadelphia, PA  19103
         Bala Cynwyd, PA 19004                                 Attention: Vincent A. Vietti, Esquire
         Attention:  Chief Executive Officer

         If to CSOR Liquidation:
         ----------------------

         CSOR Preferred Liquidation, LLC
         c/o 1025 Investments, Inc.
         One Belmont Avenue
         Suite 417
         Bala Cynwyd, PA 19004
         Attention:  Manager

         9.11     GOVERNING LAW.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that the Nevada General Corporation Law shall apply to the internal corporate governance of the Company.

         9.12     ARBITRATION.

                  If a dispute arises as to the interpretation of this Agreement, it shall be decided in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in Philadelphia, Pennsylvania. The decision of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.

         9.13     COUNTERPARTS.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

         9.14     CERTAIN DEFINITIONS.

                  As used herein:

                  (a) "Affiliate" shall have the meanings ascribed to such term in Rule 12b-2 of the Exchange Act;

                  (b) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in the City of Philadelphia, Pennsylvania;

                  (c) "Confidential Information" shall mean the existence and contents of this Agreement and the Schedules and Exhibits hereto, and all proprietary technical, economic, environmental, operational, financial and/or business information or material of one party which, prior to or following the Closing Date, has been disclosed by the Company, on the one hand, or CSOR Liquidation, on the other hand, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other.

                  (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended;

                  (e) "Governmental Authority" shall mean any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof;

                  (f) "Knowledge" shall mean (i) with respect to an individual, knowledge of a particular fact or other matter, if such individual is aware of such fact or other matter, and (ii) with respect to a Person that is not an individual, knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter;

                  (g) "Liens" shall mean liens, pledges, charges, claims, security interests, purchase agreements, options, title defects, restrictions on transfer or other encumbrances, or any agreements (other than this Agreement) to do any of the foregoing, of any nature whatsoever, whether consensual, statutory or otherwise;

                  (h) "Material Adverse Effect" shall mean, with respect to any Person, any adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operation of such Person and its subsidiaries, if any, which is material to such Person and its subsidiaries, if any, taken as a whole;

                  (i) "Person" shall mean any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof;

                  (j) "SEC" shall mean the Securities and Exchange Commission;
and

                  (k) "Securities Act" shall mean the Securities Act of 1933, as amended.


                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        CONTINENTAL SOUTHERN RESOURCES, INC.


                                        By:  /s/ STEPHEN P. HARRINGTON
                                             ----------------------------------
                                             Steven P. Harrington
                                             President


                                        CSOR PREFERRED LIQUIDATION, LLC

                                        By:  1025 Investments, Inc.


                                        By:  /s/ HOWARD M. APPEL
                                             ----------------------------------
                                             Howard M. Appel
                                             President